Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wind River Systems, Inc. 2005 Equity Incentive Plan, Wind River Systems, Inc. 1998 Equity Incentive Plan, Wind River Systems, Inc. 1998 Non-Officer Stock Option Plan, Embedded Support Tools Corporation Amended and Restated 1999 Stock Option Plan, Rapid Logic, Inc. 1997 Stock Option Plan, Integrated Systems, Inc. 1998 Equity Incentive Plan, and the Stock Option Grant Notice and Agreement with Ian Halifax, dated March 21, 2007, of our reports dated February 17, 2009, with respect to the consolidated financial statements and schedule of Intel Corporation included in its Annual Report (Form 10-K) for the year ended December 27, 2008, and the effectiveness of internal control over financial reporting of Intel Corporation filed with the Securities and Exchange Commission.

/ s / Ernst & Young LLP

San Jose, California

July 24, 2009